UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Continental Drive	19713
Newark, Delaware
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director and Chief Executive Officer

On March 4, 2020, the Board of Directors (the “Board”) of SLM Corporation (the “Registrant”) approved the appointment of Jonathan W. Witter, age 50, as the Registrant’s Chief Executive Officer, effective as of April 20, 2020. Mr. Witter has also been appointed as a director on the Board, effective as of April 20, 2020. In connection with Mr. Witter’s appointment as Chief Executive Officer, the Registrant’s current Chairman and Chief Executive Officer, Raymond Quinlan, will no longer serve as Chief Executive Officer, effective as of April 19, 2020, or as Chairman of the Board or as a director on the Board, effective as of June 18, 2020. In addition, in connection with Mr. Witter’s appointment to the Board, the number of directors serving on the Board has been increased from 12 directors to 13 directors until June 18, 2020, at which time the number of directors serving on the Board will decrease to 12 directors.

Prior to his appointment, Mr. Witter served as Executive Vice President and Chief Customer Officer for Hilton Worldwide Holdings, Inc. (“Hilton”), since April 2017. From December 2010 to March 2017, Mr. Witter held numerous roles at Capital One Financial Corporation (“Capital One”), including President, Retail and Direct Banking (February 2012 to March 2017), President, Retail and Small Business Banking (September 2011 to February 2012), and Executive Vice President in Retail Banking (December 2010 to September 2011). Prior to joining Capital One, Mr. Witter held various leadership roles, including Chief Operating Officer of Morgan Stanley’s Retail Banking Group and President of Morgan Stanley Private Bank, Executive Vice President and Head of General Bank Distribution at Wachovia (now Wells Fargo & Company). Mr. Witter holds an MBA in finance and entrepreneurial management from The Wharton School and a Bachelor’s degree in economics from Vanderbilt University.

Pursuant to the letter agreement entered into between Mr. Witter and the Registrant on March 4, 2020 (the “Offer Letter”), Mr. Witter will have an annual base salary of $950,000 and participate in the Registrant’s compensation and benefit plans, including its annual management incentive program, the SLM Corporation 2012 Omnibus Incentive Plan, the SLM Corporation Executive Severance Plan for Senior Officers, and the Change in Control Severance Plan for Senior Officers. Pursuant to the Registrant’s 2020 Long-Term Incentive Program, Mr. Witter will receive an equity grant on his start date based on the full year target level award for his position, which for 2020 will be $3,250,000, with the same terms and conditions as such grants made to the Registrant’s other executive officers in 2020. In addition, Mr. Witter will receive a sign-on equity grant equal to the value of his existing equity awards that are outstanding, unvested and subject to forfeiture (excluding any 2020 awards), with such value to be determined based on the average closing price of Hilton’s common stock for the 20-day trailing period ending on March 4, 2020, and the number of the Registrant’s shares underlying the restricted stock units (“RSUs”) will be based on the average closing price of the Registrant’s common stock for the 20-day trailing period ending on April 20, 2020. To the extent any such outstanding equity awards are not forfeited, Mr. Witter will forfeit the number of the Registrant’s RSUs that hold an equivalent value to the equity awards that were permitted to vest.

There are no family relationships between Mr. Witter and any director or executive officer of the Registrant, and Mr. Witter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter. A copy of the Offer Letter will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ending March 31, 2020.

On March 5, 2020, the Registrant issued a press release announcing Mr. Witter’s hiring. The press release is furnished as Exhibit 99.1 and incorporated by reference herein. The press release at Exhibit 99.1 and incorporated by reference herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1*	Press Release, dated March 5, 2020

104	Cover Page Interactive Date File (formatted as Inline XBRL)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 5, 2020		SLM Corporation

		By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Senior Vice President and General Counsel